UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2021

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2021, Good Hemp, Inc. (the “Company”) formed Good Hemp Wellness, LLC (the “Joint Venture Subsidiary”), a limited liability company formed under the laws of the State of North Carolina to sell CBD products to customers through chiropractic offices. Effective February 10, 2021, the Company entered into an Operating Agreement (the “Operating Agreement”) with Simple Growth Solutions, LLC (“Simple Growth”) governing the operation of the Joint Venture Subsidiary and providing that (i) Good Hemp Wellness will be owned initially 66.66% by the Company and 33.34% by Simple Growth; (ii) the Joint Venture Subsidiary will be managed by a Board of Managers consisting of three managers, two of which shall be appointed by the Company, and one of which shall be appointed by Simple Growth, to initially be William Alessi, Chris Chumas, and Dr. Jason Minsky; (iii) the Company shall initially fund $150,000 in its initial capital contribution to Good Hemp Wellness, and shall contribute up to $100,000 per fiscal quarter for six quarters if necessary for the operation of the Joint Venture Subsidiary; and (iv) distributions of funds from the Joint Venture Subsidiary shall be made (a) first to the Company until it has recouped its capital contributions to the Joint Venture Subsidiary plus eight percent, and then (b) to the Company and Simple Growth in accordance with their respective ownership percentages.

Effective February 16, 2021, the Company entered into a securities purchase agreement (the “SPA”) with AES Capital Management, LLC (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 8% Convertible Redeemable Promissory Note (the “Note”) in the principal amount of $78,750. The Note was funded by the Investor on February 16, 2021, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees of $3,750. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures on February 10, 2022. The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the Note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion. The Note carries a prepayment penalty if the Note is paid off in 180 days following the Note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by either (i) 115% if prepaid within 60 days, (ii) 125% if prepaid within 61-120 days, and (iii) 140% if prepaid within 120-180 days. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

The foregoing descriptions of the Operating Amendment, SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Operating Agreement, SPA and Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On February 16, 2021, the Company paid $164,681.64 to Power Up Lending Group Ltd. (the “Lender”) as payment in full under the convertible promissory note in the original principal amount of $128,000 dated August 17, 2020, issued to the Lender in complete satisfaction of all amounts due and owing by the Company to the Lender pursuant to that note, and as a result, that note has now been extinguished.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Operating Agreement, entered into by and between Good Hemp, Inc. and Simple Growth Solutions, dated February 4, 2021 *
10.2	Securities Purchase Agreement, entered into by and between Good Hemp, Inc. and AES Capital Management, LLC, dated February 10, 2021 *
10.3	Convertible Promissory Note issued by the Company to AES Capital Management, LLC *

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: February 17, 2021	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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